Exhibit 99.1

FOR IMMEDIATE RELEASE

Prime Meridian Holding Company Reports

THIRD quarter 2021 Results

TALLAHASSEE, FL – October 28, 2021 (GLOBE NEWSWIRE) – Prime Meridian Holding Company (OTCQX: PMHG), the parent bank holding company for Prime Meridian Bank, today announced unaudited financial results for the three and nine months ended September 30, 2021. The Company reported net earnings of $2,099,000, or $0.67 per basic and diluted share, for the quarter ended September 30, 2021, compared to net earnings of $1,481,000, or $0.47 per basic and diluted share, for the quarter ended September 30, 2020. The Company reported net earnings of $6,595,000, or $2.11 per basic and $2.10 per diluted share, for the nine months ended September 30, 2021, compared to net earnings of $2,917,000, or $0.92 per basic and diluted share, for the nine months ended September 30, 2020.

“We are keeping our heads down and our hands on the plow,” says Sammie D. Dixon, Jr., Prime Meridian’s Vice Chairman, President, and CEO.  "We are well-capitalized, operating efficiently, and strong on the fundamentals,” he said. From his perspective, many businesses in the market are optimistic and moving forward.

“There has been a return in loan demand in some areas. Certainly good growth in deposits,” he continued. According to Dixon, Bank deposits grew $35.0 million since the end of the second quarter and are up 23.7% year-to-date. Lending – both commercial and residential real estate loan originations in particular – showed signs of resilience as the Bank moves toward year-end.  Nonperforming assets remained at 0.00% of assets for the second straight quarter.

“Our outlook is simple: bigger and more,” says Dixon. “We continue adding the right people to complement an already strong team. We are now -- and have been -- a relationship bank. It’s always been about the people,” he continued. “And that won’t change. The franchise value of any Bank is its core deposits.  We have had significant growth year-to-date as a result of our focus on taking care of new and existing clients,” he said.

Third Quarter 2021 Highlights

Financial Highlights - Prime Meridian Holding Company and Subsidiary (Unaudited)
(dollars in thousands except per share amounts)

	3Q'21	2Q'21	1Q'21	4Q'20	3Q'20
Net earnings	$2,099	$2,262	$2,234	$1,541	$1,481
Book value per share	$20.99	$20.40	$19.56	$19.32	$18.81
Earnings per share - Basic	$0.67	$0.72	$0.72	$0.50	$0.47
Earnings per share - Diluted	$0.67	$0.72	$0.71	$0.50	$0.47
Weighted-average basic shares outstanding	3,127,524	3,126,197	3,123,565	3,119,058	3,117,623
Weighted-average diluted shares outstanding	3,145,017	3,139,179	3,125,249	3,119,058	3,117,680
Return on average assets(1)	1.09%	1.24%	1.32%	0.97%	0.96%
Return on average equity(1)	12.99	14.40	14.72	10.44	10.27
Average yield on earning assets(1)	3.34	3.40	3.77	3.84	3.66
Net interest margin(1)	3.06	3.11	3.44	3.43	3.18
Efficiency ratio(2)	55.90	53.99	52.85	60.03	51.72
Nonperforming assets/total assets(3)	-	-	0.11	0.19	0.25

(1) Ratio has been annualized

(2) Efficiency Ratio represents noninterest expense divided by the sum of net interest income plus noninterest income.

(3) Nonperforming assets include other real estate owned and loans greater than 90 days past due.

•

The Company reported net earnings above $2 million for a third consecutive quarter, boosted primarily by Paycheck Protection Program (PPP) activity, no provision for loan losses, and increased volume of commercial and residential real estate loan originations.

•

Adjusted pre-tax, pre-provision net earnings for the third quarter were $2.8 million. Adjusted pre-tax, pre-provision annualized returns on average assets and average common equity were 1.43% and 17.10%, respectively, for the third quarter of 2021. (These are considered non-GAAP financial measures. Please refer to "Non-GAAP Measures and Ratio Reconciliation" in the table on page 11 for more detail.)

•	Deposits have increased by $137.7 million, or 23.7%, since December 31, 2020, boosted by continued expansion of existing relationships, the addition of new clients, and to a lesser extent, due to PPP activity, all while reducing the average cost of interest-bearing deposits by 20 basis points since the fourth quarter of 2020.
•	Book value per share of $20.99 increased 11.6% year-over-year.
•	The Company expects a substantial majority of the balance of PPP loans ($27.6 million at September 30, 2021) will be forgiven by the end of 2021. The remaining fees to be recognized on this balance, net of costs, total $1.3 million.
•	The Company currently has one remaining COVID-19 loan modification, totaling $411,000.
•	At quarter-end, the Company reported loans 30-89 days past due to total loans of 0.11%, compared to 0.21% in the linked quarter and 0.0% a year ago. Other asset quality metrics were strong with no nonperforming assets, no loans that were 90 days or greater past due, no other real estate owned, and no new troubled debt restructurings (TDRs).

COVID-19 Update

The COVID-19 pandemic has negatively impacted the global economy, disrupted global supply chains, and created significant volatility and disruption in financial markets. The extent to which the COVID-19 pandemic impacts our business, results of operations, and financial condition, as well as our regulatory capital and liquidity ratios, will depend on future developments, the duration of the pandemic, the effectiveness and adoption of available vaccines, and the actions taken by governmental authorities to slow the spread of the disease and mitigate its economic impact.  We continue to monitor and adhere to national guidelines and local safety ordinances to ensure the safety of our clients and employees.  At this time, it is not known how the more contagious Delta variant and the consequential rise in cases nationally may impact the economy, safety protocols or consumer behavior.

Management believes credit quality deterioration directly related to the pandemic could materialize in the future due to continued disruption in the global supply chains, labor shortages across many industries, and the potential for new and more dangerous variants of the virus to emerge. Since March of 2020, the Company has reported a peak of 70 requests for payment deferrals or modifications on loans totaling $42.4 million. Approximately 91% of the requests have been for loans secured with real estate.  That number declined to one loan modification totaling $411,000 as of September 30, 2021.

Earnings Summary (Unaudited)

(dollars in thousands)

				Change 3Q'21 vs.
	3Q'21	2Q'21	3Q'20	2Q'21	3Q'20
Net interest income	$5,653	$5,452	$4,745	3.7%	19.1%
Provision (credit) for loan losses	-	(185)	621	N/A	N/A
Noninterest income	613	620	570	(1.1)	7.5
Noninterest expense	3,503	3,278	2,749	6.9	27.4
Income taxes	664	717	464	(7.4)	43.1
Net earnings	$2,099	$2,262	$1,481	(7.2)%	41.7%

On a linked quarter basis, net earnings declined $163,000, as a $201,000 increase in net interest income and $53,000 decrease in income taxes were offset by a $225,000 increase in noninterest expense, the $185,000 credit provision for loan losses that was reported in the second quarter and a slight decline in noninterest income. Compared to the same period a year ago, the increase in net earnings was driven by higher PPP origination fees recognized in this quarter, a larger volume of commercial real estate and residential real estate loan originations, and no provision for loan losses. Lower funding costs on deposits (as illustrated in the margin analysis table on page 3) and higher noninterest income also contributed to higher net earnings in the third quarter of 2021 compared to the same period a year ago.

	For the Nine Months Ended
	September 30, 2021	September 30, 2020	$ Change	% Change
Net interest income	$16,671	$13,457	$3,214	23.9%
Provision (credit) for loan losses	(185)	2,484	(2,669)	(107.4)
Noninterest income	1,905	1,351	554	41.0
Noninterest expense	10,078	8,506	1,572	18.5
Income taxes	2,088	901	1,187	131.7
Net earnings	$6,595	$2,917	$3,678	126.1%

Year-to-date net income through September 30, 2021 more than doubled compared to the same period in 2020 due mostly to increased interest income and origination fees from PPP loans (totaling $2.8 million, net of costs, year-to-date in 2021 versus $922,000 for the same period in 2020) and a $185,000 credit provision for loan losses in 2021.  Also contributing to higher profitability in 2021 was a $554,000, or 41.0%, increase in noninterest income.  Higher noninterest expense and income tax expense partially offset these income contributors.

Interest income (Unaudited)

(dollars in thousands)

				Change 3Q'21 vs.
	3Q'21	2Q'21	3Q'20	2Q'21	3Q'20
Interest income:
Loans	$5,819	$5,632	$5,101	3.3%	14.1%
Securities	283	262	311	8.0	(9.0)
Other	78	65	43	20.0	81.4
Total interest income	$6,180	$5,959	$5,455	3.7%	13.3%

The key drivers of the increase in total interest income over the linked quarter and the third quarter of 2020 are fee income earned on PPP loans and interest and fee income earned on a higher volume of real estate loan originations.

	For the Nine Months Ended
	September 30, 2021	September 30, 2020	$ Change	% Change
Interest income:
Loans	$17,256	$14,374	$2,882	20.1%
Securities	794	1,123	(329)	(29.3)
Other	192	337	(145)	(43.0)
Total interest income	$18,242	$15,834	$2,408	15.2%

Comparing the nine-month periods, the increase in total interest income from loans in 2021 is primarily attributed to $2.8 million of interest income and fees (net of costs) generated from PPP loans compared to $922,000 for the first nine months of 2020. A higher volume of commercial real estate and residential real estate loan originations in 2021 also contributed to increased interest income from loans.  The decrease in interest income from securities is a function of lower volume and rates while the decrease in interest income from other interest-earning assets is a function of lower rates.

Interest expense (Unaudited)

(dollars in thousands)

				Change 3Q'21 vs.
	3Q'21	2Q'21	3Q'20	2Q'21	3Q'20
Total interest expense	$527	$507	$710	3.9%	(25.8)%

Interest expense stayed relatively flat with the second quarter and declined $183,000, or 25.8%, from the third quarter of 2020 due to lower funding costs.  The average rate paid on interest-bearing deposits declined 2 basis points from the second quarter of 2021 and 30 basis points when compared to the third quarter of 2020.

	For the Nine Months Ended
	September 30, 2021	September 30, 2020	$ Change	% Change
Total interest expense	$1,571	$2,377	$(806)	(33.9%)

Comparing the nine-month periods, a $76.7 million increase in the average balance of interest-bearing liabilities was offset by a 37 basis points decrease in the cost of interest-bearing liabilities (please refer to the margin analysis table on page 10 for more detail).

Margin Analysis (Unaudited)

(dollars in thousands)

	3Q'21			2Q'21			3Q'20
		Interest			Interest			Interest
	Average	and	Yield/	Average	and	Yield/	Average	and	Yield/
	Balance	Dividends	Rate(5)	Balance	Dividends	Rate(5)	Balance	Dividends	Rate(5)
Interest-earning assets:
Loans(1)	$477,322	$5,708	4.78%	$483,587	$5,505	4.55%	$459,984	$5,000	4.35%
Loans held for sale	12,437	111	3.57	14,784	127	3.44	11,624	101	3.48
Debt securities available for sale	65,226	283	1.74	60,155	262	1.74	64,032	311	1.94
Other(2)	184,525	78	0.17	141,842	65	0.18	60,729	43	0.28
Total interest-earning assets	739,510	$6,180	3.34%	700,368	$5,959	3.40%	596,369	$5,455	3.66%
Noninterest-earning assets	32,357			31,313			22,485
Total assets	$771,867			$731,681			$618,854

Interest-bearing liabilities:
Savings, NOW and money-market deposits	$435,213	$426	0.39%	$413,859	$410	0.40%	$336,751	$420	0.50%
Time deposits	49,844	76	0.61	51,372	90	0.70	64,967	290	1.79
Total interest-bearing deposits	485,057	502	0.41	465,231	500	0.43	401,718	710	0.71
Other borrowings	3,075	25	3.25	802	7	3.49	-	-	-
Total interest-bearing liabilities	488,132	$527	0.43%	466,033	$507	0.44%	401,718	$710	0.71%
Noninterest-bearing deposits	213,570			196,726			152,026
Noninterest-bearing liabilities	5,529			6,085			7,431
Stockholders' equity	64,636			62,837			57,679
Total liabilities and stockholders' equity	$771,867			$731,681			$618,854

Net earning assets	$251,378			$234,335			$194,651
Net interest income		$5,653			$5,452			$4,745
Interest rate spread (3)			2.91%			2.96%			2.95%
Net interest margin (4)			3.06%			3.11%			3.18%

(1) Includes nonaccrual loans
(2) Other interest-earning assets include federal funds sold, interest-bearing deposits and Federal Home Loan Bank stock.

(3)    Interest rate spread is the difference between the total interest-earning asset yield and the rate paid on total interest-bearing liabilities.

(4)    Net interest margin is net interest income divided by total average interest-earning assets, annualized.

(5)   Annualized

The Company's net interest margin decreased 5 basis points from the preceding quarter and 12 basis points from the third quarter of 2020, primarily due to significantly higher cash balances, a lower overall yield on interest-earning assets, and a shift in the composite mix toward lower-yielding liquid assets.

The following table summarizes year-to-date changes in selected yields and rates.

	For the Nine Months Ended		Increase
	September 30, 2021	September 30, 2020	(Decrease)

Yield on loans, excluding held for sale	4.68%	4.55%	0.13%
Yield on earning assets	3.49	3.78	(0.29)
Cost of interest-bearing deposits	0.44	0.83	(0.39)
Cost of total deposits	0.31	0.62	(0.31)
Cost of interest-bearing liabilities	0.45	0.82	(0.37)
Net interest margin	3.19	3.21	(0.02)

Provision for Loan Losses

The Company recorded no provision in the third quarter of 2021, and year-to-date, has recorded a $185,000 credit provision for loan losses. In both the three-month and nine-month periods that ended September 30, 2021, the Company took provision for new loan growth, but this was offset by a decrease in the unallocated reserve built near the onset of the COVID-19 pandemic. Although credit deterioration directly related to the pandemic has not yet materialized, management is still monitoring the situation given the ongoing labor and supply chain issues. The Company's gross loan portfolio (excluding PPP) is up $38.9 million (9.3%) since year-end 2020.

Noninterest income (Unaudited)

(dollars in thousands)

				Change 3Q'21 vs.
	3Q'21	2Q'21	3Q'20	2Q'21	3Q'20
Service charges and fees on deposit accounts	$61	$56	$48	8.9%	27.1%
Debit card/ATM revenue, net	108	124	91	(12.9)	18.7
Mortgage banking revenue, net	325	332	224	(2.1)	45.1
Income from bank-owned life insurance	73	67	40	9.0	82.5
Other income	46	41	167	12.2	(72.5)
Total noninterest income	$613	$620	$570	(1.1)%	7.5%

On a linked quarter basis, noninterest income stayed relatively flat as small increases in service charges and fees on deposit accounts, income from bank-owned life insurance (BOLI) and other income were offset by small decreases in debit card/ATM revenue and mortgage banking revenue.  Compared to the third quarter of 2020, the increase in noninterest income was primarily driven by a $101,000 (45.1%) increase in mortgage banking revenue and small dollar increases in debit card/ATM income, BOLI, and services charges and fees on deposit accounts. These increases were partially offset by the $121,000 decrease in other income as the Company reported $132,000 in swap fee income in 2020 compared to $8,000 in 2021.

	For the Nine Months Ended
	September 30, 2021	September 30, 2020	$ Change	% Change
Service charges and fees on deposit accounts	$170	$156	$14	9.0%
Debit card/ATM revenue, net	341	251	90	35.9
Mortgage banking revenue, net	958	591	367	62.1
Income from bank-owned life insurance	203	120	83	69.2
Gain on sale of securities available for sale	108	-	108	N/A
Other income	125	233	(108)	(46.4)
Total noninterest income	$1,905	$1,351	$554	41.0%

Mortgage banking revenue, net of costs, was the key driver of the $554,000 (41.0%) increase in total noninterest income. This combined with increases in service charges and fees on deposit accounts ($14,000), debit card/ATM net revenue ($90,000), BOLI ($83,000), and the $108,000 gain on sale of securities all contributed to the growth in total noninterest income in 2021.  The Bank's investment in BOLI has nearly doubled since June 2020, resulting in higher income to offset additional compensation expense. Increases in debit card/ATM net revenue are attributed to growth in transaction deposit accounts and the number of debit cards issued.  The $108,000 decline in other income relates to the $132,000 in swap fee income that was reported in 2020 compared to $8,000 in 2021.

Noninterest expense (Unaudited)

(dollars in thousands)

				Change 3Q'21 vs.
	3Q'21	2Q'21	3Q'20	2Q'21	3Q'20
Salaries and employee benefits	$2,028	$1,805	$1,498	12.4%	35.4%
Occupancy and equipment	380	378	377	0.5	0.8
Professional fees	103	120	89	(14.2)	15.7
Marketing	197	199	97	(1.0)	103.1
FDIC assessment	78	49	68	59.2	14.7
Software maintenance, amortization and other	237	251	205	(5.6)	15.6
Other	480	476	415	0.8	15.7
Total noninterest expense	$3,503	$3,278	$2,749	6.9%	27.4%

Total noninterest expense increased $225,000 from the linked quarter and $754,000 from the same period last year, driven by higher salaries and employee benefits expense.  Increases across all other noninterest expense categories from last year reflect continued investment in the Bank's infrastructure.

	For the Nine Months Ended
	September 30, 2021	September 30, 2020	$ Change	% Change
Salaries and employee benefits	$5,685	$4,662	$1,023	21.9%
Occupancy and equipment	1,144	1,096	48	4.4
Professional fees	353	263	90	34.2
Marketing	536	398	138	34.7
FDIC assessment	197	187	10	5.3
Software maintenance, amortization and other	738	599	139	23.2
Other	1,425	1,301	124	9.5
Total noninterest expense	$10,078	$8,506	$1,572	18.5%

Year-to-date, the growth in noninterest expense is mostly attributed to higher salaries and employee benefits expense in 2021. Part of this stems from a higher employee count (90 FTEs in 2020 versus 95 FTEs in 2021) and also can be attributed to a longer than normal turnover period for held-for-sale loans in the third quarter of 2020 which resulted in lower commissions and payroll taxes during that period.  The increases in other noninterest expense categories can be mostly credited to the Bank's organic growth.

Balance Sheet

At September 30, 2021 the Company reported $794.5 million in total assets, $718.3 million in deposits, and $476.5 million in net portfolio loans. This compares to $647.3 million in total assets, $580.6 million in deposits, and $476.7 million in net portfolio loans at December 31, 2020.   Excluding the quarter-end balance of PPP loans ($66.8 million at 2020 year-end and $27.6 million at September 30, 2021), the Company's gross loan portfolio has increased $38.9 million (up 9.3%) since December 31, 2020.  This was following a high level ($78.8 million) of non-PPP loan payoffs in the first nine months of the year. The composition of the Bank’s loan portfolio was as follows on the indicated dates:

Prime Meridian Holding Company and Subsidiary

Loans by Class

(dollars in thousands)

	September 30, 2021		December 31, 2020
	Unaudited		Audited
	Amount	% of Total	Amount	% of Total
Commercial real estate	$140,961	29.1%	$133,473	27.6%
Residential real estate and home equity	181,031	37.4	158,120	32.7
Construction	60,395	12.5	44,466	9.2
Commercial	93,900	19.5	141,542	29.2
Consumer	7,347	1.5	6,312	1.3
Total loans	483,634	100.0%	483,913	100.0%

Net deferred loan fees	(1,221)		(1,160)
Allowance for loan losses	(5,900)		(6,092)
Loans, net	$476,513		$476,661

The $137.7 million increase in deposits since December 31, 2020 is attributed to growth of existing client relationships and the addition of new client relationships, and to a lesser extent due to PPP activity. The Company's round one and round two PPP-sourced deposits were estimated to be $1.96 million at September 30, 2021, compared to $15.6 million at June 30, 2021.  Despite the reduction that has already occurred in PPP-sourced deposits, management believes that the potential exists for our deposit levels to fluctuate in the near future due to the unprecedented level of liquidity in the market.  Total stockholders’ equity was $65.6 million, or 8.3% of total assets, at September 30, 2021 compared to $60.3 million at December 31, 2020, or 9.3% of total assets. Book value per share increased from $19.32 at December 31, 2020 to $20.99 at September 30, 2021, with 3,127,730 common shares outstanding. As of September 30, 2021, the Bank was considered to be “well capitalized” with a Tier 1 Leverage Capital Ratio of 8.82%, a 13.30% Common Equity Tier 1 Capital Ratio, a 13.30% Tier 1 Risk-Based Capital Ratio, and a 14.45% Total Risk-Based Capital Ratio.  The Company maintains a $15 million, 5-year revolving line of credit, enhancing its liquidity sources to support the ongoing capital needs of the Bank.  At September 30, 2021, the Company reported a $3,075,000 outstanding loan balance and year-to-date interest expense of $32,000 under this line of credit.

Asset Quality:

At September 30, 2021, the Bank had no nonaccrual loans and no nonperforming assets, compared to five nonaccrual loans totaling $1.3 million at December 31, 2020.  At September 30, 2021, the Company reported no loans greater than 90 days past due and accruing and no other real estate owned.  Management believes the allowance for loan losses which was $5.9 million, or 1.29% of gross loans (excluding PPP loans), at September 30, 2021 is adequate.

About Prime Meridian Holding Company

Headquartered in Tallahassee, Florida, Prime Meridian Holding Company (OTCQX: PMHG) offers a broad range of banking services through its wholly owned subsidiary, Prime Meridian Bank, a Florida state-chartered non-member bank. Founded in 2008, the Bank now serves the Tallahassee and Lakeland/Winter Haven Metropolitan Statistical Areas (MSA), including clients in North and Central Florida as well as South Georgia and South Alabama. The Bank currently has four Florida locations: two in Tallahassee, Florida, one in Crawfordville, Florida, and one in Lakeland, Florida. As of September 30, 2021, the Bank had 95 FTEs. For more information about Prime Meridian Holding Company, please visit www.primemeridianbank.com.

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “project,” “is confident that” and similar expressions are intended to identify these forward-looking statements. These forward-looking statements involve risk and uncertainty and a variety of factors could cause our actual results and experience to differ materially from the anticipated results or other expectations expressed in these forward-looking statements. We do not have a policy of updating or revising forward-looking statements except as otherwise required by law, and silence by management over time should not be construed to mean that actual events are occurring as estimated in such forward-looking statements.

About Non-GAAP Financial Measures

Certain financial measures and ratios we present including "pre-tax, pre-provision (PTPP) net earnings," "PTPP return on average common equity," "PTPP return on average assets," and "adjusted average loan yield" are supplemental measures that are not required by, or are not presented in accordance with, U.S. generally accepted accounting principles (GAAP). We refer to those financial measures and ratios as "non-GAAP financial measures." We consider the use of select non-GAAP financial measures and ratios to be useful for financial and operational decision making and useful in evaluating period-to-period comparisons. We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding certain expenditures or assets that we believe are not indicative of our primary business operating results.

We believe that management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, analyzing and comparing past, present, and future periods.

These non-GAAP measures should not be considered a substitute for financial information presented in accordance with GAAP and you should not rely on non-GAAP financial measures alone as measures of our performance. The non-GAAP financial measures we present may differ from non-GAAP financial measures used by our peers or other companies. We compensate for these limitations by providing the equivalent GAAP measures whenever we present the non-GAAP financial measures and by including a reconciliation of the impact of the components adjusted for in the non-GAAP financial measure so that both measures and the individual components may be considered when analyzing our performance. A reconciliation of non-GAAP financial measures is included at the end of the financial statement tables.

Tables Follow

Prime Meridian Holding Company and Subsidiary

Condensed Consolidated Statements of Earnings (Unaudited)

(in thousands except per share amounts)

	3Q'21	2Q'21	1Q'21	4Q'20	3Q'20
Interest income:
Loans	$5,819	$5,632	$5,805	$5,541	$5,101
Securities	283	262	249	270	311
Other	78	65	49	39	43
Total interest income	6,180	5,959	6,103	5,850	5,455
Interest expense:
Deposits	502	500	537	628	710
Other borrowings	25	7	-	-	-
Total interest expense	527	507	537	628	710
Net interest income	5,653	5,452	5,566	5,222	4,745
Provision (credit) for loan losses	-	(185)	-	365	621
Net interest income after provision for loan losses	5,653	5,637	5,566	4,857	4,124

Noninterest income:
Service charges and fees on deposit accounts	61	56	53	57	48
Debit card/ATM revenue, net	108	124	109	102	91
Mortgage banking revenue, net	325	332	301	265	224
Income from bank-owned life insurance	73	67	63	64	40
Gain on sale of debt securities available for sale	-	-	108	-	-
Other income	46	41	38	44	167
Total noninterest income	613	620	672	532	570

Noninterest expense:
Salaries and employee benefits	2,028	1,805	1,852	2,125	1,498
Occupancy and equipment	380	378	386	378	377
Professional fees	103	120	130	101	89
Marketing	197	199	140	143	97
FDIC assessment	78	49	70	44	68
Software maintenance, amortization and other	237	251	250	226	205
Other	480	476	469	437	415
Total noninterest expense	3,503	3,278	3,297	3,454	2,749

Earnings before income taxes	2,763	2,979	2,941	1,935	1,945
Income taxes	664	717	707	394	464
Net earnings	$2,099	$2,262	$2,234	$1,541	$1,481

Basic earnings per common share	$0.67	$0.72	$0.72	$0.50	$0.47

Diluted earnings per common share	$0.67	$0.72	$0.71	$0.50	0.47

Prime Meridian Holding Company and Subsidiary
Condensed Consolidated Statements of Earnings
(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
	Unaudited		Unaudited
Interest income:
Loans	$5,819	$5,101	$17,256	$14,374
Securities	283	311	794	1,123
Other	78	43	192	337
Total interest income	6,180	5,455	18,242	15,834
Interest expense:
Deposits	502	710	1,539	2,346
Other borrowings	25	-	32	31
Total interest expense	527	710	1,571	2,377
Net interest income	5,653	4,745	16,671	13,457
Provision (credit) for loan losses	-	621	(185)	2,484
Net interest income after provision for loan losses	5,653	4,124	16,856	10,973
Noninterest income:
Service charges and fees on deposit accounts	61	48	170	156
Debit card/ATM revenue, net	108	91	341	251
Mortgage banking revenue, net	325	224	958	591
Income from bank-owned life insurance	73	40	203	120
Gain on sale of securities available for sale	-	-	108	-
Other income	46	167	125	233
Total noninterest income	613	570	1,905	1,351
Noninterest expense:
Salaries and employee benefits	2,028	1,498	5,685	4,662
Occupancy and equipment	380	377	1,144	1,096
Professional fees	103	89	353	263
Marketing	197	97	536	398
FDIC assessment	78	68	197	187
Software maintenance, amortization and other	237	205	738	599
Other	480	415	1,425	1,301
Total noninterest expense	3,503	2,749	10,078	8,506
Earnings before income taxes	2,763	1,945	8,683	3,818
Income taxes	664	464	2,088	901
Net earnings	$2,099	$1,481	$6,595	$2,917

Earnings per common share:
Basic	$0.67	$0.47	$2.11	$0.92
Diluted	0.67	0.47	2.10	0.92
Cash dividends per common share(1)	-	-	0.14	0.12

(1) Annual cash dividends were paid during the first quarters of 2020 and 2021.

Prime Meridian Holding Company and Subsidiary
Condensed Consolidated Balance Sheets
(in thousands)

	3Q'21	2Q'21	1Q'21	4Q'20	3Q'20
	(Unaudited)	(Unaudited)	(Unaudited)	(Audited)	(Unaudited)
Assets
Cash & cash equivalents	$212,652	$181,599	$141,787	$68,985	$56,004
Debt securities available for sale	67,124	63,306	58,915	61,879	61,060
Loans, held for sale	10,976	13,736	12,532	13,593	14,900
Loans, net	476,513	470,488	480,772	476,661	465,642
Federal Home Loan Bank stock	366	366	366	493	493
Premises & equipment, net	8,018	8,159	8,200	8,248	8,210
Right of use lease asset	3,310	3,363	3,415	3,466	3,517
Accrued interest receivable	1,478	1,751	1,797	1,960	1,879
Bank-owned life insurance	12,085	12,012	10,748	10,685	6,621
Other real estate owned	-	-	-	-	234
Other assets	1,952	1,839	2,371	1,324	2,103
Total Assets	$794,474	$756,619	$720,903	$647,294	$620,663

Liabilities and Stockholders' Equity
Liabilities:
Noninterest-bearing demand deposits	$219,996	$199,662	$193,061	$162,013	$150,494
Savings, NOW and money-market deposits	448,528	433,954	406,413	362,147	340,931
Time deposits	49,817	49,744	51,955	56,432	63,822
Total Deposits	718,341	683,360	651,429	580,592	555,247
Other borrowings	3,075	3,075	750	-	-
Official checks	1,168	965	1,257	1,109	1,577
Operating lease liability	3,443	3,489	3,535	3,580	3,625
Other liabilities	2,798	1,943	2,803	1,758	1,563
Total Liabilities	728,825	692,832	659,774	587,039	562,012
Total Stockholders' Equity	65,649	63,787	61,129	60,255	58,651
Total Liabilities and Stockholders' Equity	$794,474	$756,619	$720,903	$647,294	$620,663

Prime Meridian Holding Company and Subsidiary
Financial Highlights (Unaudited)
(dollars in thousands except per share amounts)

	3Q'21	2Q'21	1Q'21	4Q'20	3Q'20
Per Share Data:
Earnings per common share - Basic	$0.67	$0.72	$0.72	$0.50	$0.47
Earnings per common share - Diluted	$0.67	$0.72	$0.71	$0.50	$0.47
Book value per common share	$20.99	$20.40	$19.56	$19.32	$18.81
Common shares outstanding	3,127,730	3,126,474	3,124,794	3,119,471	3,117,842
Weighted-average basic common shares outstanding	3,127,524	3,126,197	3,123,565	3,119,058	3,117,623
Weighted-average diluted common shares outstanding	3,145,017	3,139,179	3,125,249	3,119,058	3,117,680

Selected Performance Ratios and Other Data:
Return on average assets(1)	1.09%	1.24%	1.32%	0.97%	0.96%
Return on average equity(1)	12.99	14.40	14.72	10.44	10.27
Average yield on earning assets	3.34	3.40	3.77	3.84	3.66
Net interest margin(2)	3.06	3.11	3.44	3.43	3.18
Efficiency ratio(3)	55.90	53.99	52.85	60.03	51.72
Noninterest expense/average assets(1)	1.82	1.79	1.95	2.18	1.78

Asset Quality Data:
Nonaccrual loans	$-	$-	$797	$1,251	$1,315
Loans 90 days past due + other real estate owned	-	-	-	-	234
Total nonperforming assets	-	-	797	1,251	1,549
Nonperforming assets/total assets	-	-	0.11%	0.19%	0.25%
Loans 30-89 days past due	$526	$1,022	$1,795	$731	$-
Total loans	483,634	478,138	488,795	483,913	473,089
Loans 30-89 days past due/total loans	0.11%	0.21%	0.37%	0.15%	-
Net charge-offs/average loans (1)	0.00%	0.01%	0.00%	0.09%	0.03%

Capital Ratios:
Tier 1 Leverage Capital Ratio (Company)	8.45%	8.61%	9.00%	9.26%	9.24%
Tier 1 Leverage Capital Ratio (Bank)	8.82	9.01	9.07	9.09	9.06
Common Equity Tier 1 Capital Ratio (Bank)	13.30	13.87	13.72	13.29	13.79
Tier 1 Risk-Based Capital Ratio (Bank)	13.30	13.87	13.72	13.29	13.79
Total Risk-Based Capital Ratio (Bank)	14.45	15.11	14.98	14.54	15.04

(1) Annualized
(2) Net interest margin is net interest income divided by total average interest-earning assets, annualized.
(3) Efficiency Ratio represents noninterest expense divided by the sum of net interest income plus noninterest income.

Prime Meridian Holding Company and Subsidiary

Margin Analysis (Unaudited)

dollars in thousands

	For the Nine Months Ended September 30,
	2021			2020
		Interest			Interest
	Average	and	Yield/	Average	and	Yield/
(dollars in thousands)	Balance	Dividends	Rate(5)	Balance	Dividends	Rate(5)
Interest-earning assets:
Loans(1)	$481,762	$16,912	4.68%	$413,764	$14,108	4.55%
Loans held for sale	13,527	344	3.39	9,163	266	3.87
Debt securities available for sale	61,690	794	1.72	65,205	1,123	2.30
Other(2)	139,017	192	0.18	70,665	337	0.64
Total interest-earning assets	695,996	$18,242	3.49%	558,797	$15,834	3.78%
Noninterest-earning assets	30,490			23,257
Total assets	$726,486			$582,054

Interest-bearing liabilities:
Savings, NOW and money-market deposits	$410,799	$1,243	0.40%	$308,518	$1,375	0.59%
Time deposits	51,874	296	0.76	67,378	971	1.92
Total interest-bearing deposits	462,673	1,539	0.44	375,896	2,346	0.83
Other borrowings	1,309	32	3.26	11,425	31	0.36
Total interest-bearing liabilities	463,982	$1,571	0.45%	387,321	$2,377	0.82%
Noninterest-bearing deposits	194,909			130,783
Noninterest-bearing liabilities	5,128			7,116
Stockholders' equity	62,467			56,834
Total liabilities and stockholders' equity	$726,486			$582,054

Net earning assets	$232,014			$171,476
Net interest income		$16,671			$13,457
Interest rate spread (3)			3.04%			2.96%
Net interest margin(4)			3.19%			3.21%

(1) Includes nonaccrual loans
(2) Other interest-earning assets include federal funds sold, interest-bearing deposits and Federal Home Loan Bank stock.

(3)    Interest rate spread is the difference between the total interest-earning asset yield and the rate paid on total interest-bearing liabilities.

(4)    Net interest margin is net interest income divided by total average interest-earning assets, annualized.

(5)   Annualized

Prime Meridian Holding Company and Subsidiary
Non-GAAP Measures and Ratio Reconciliation Quarterly Pre-Tax Pre-Provision Calculation (Unaudited)
(dollars in thousands except per share amounts)

	3Q'21	2Q'21	1Q'21	4Q'20	3Q'20
Net Income
Net earnings (GAAP)	$2,099	$2,262	$2,234	$1,541	$1,481
Plus: (credit) provision for loan losses	-	(185)	-	365	621
Plus: income taxes	664	717	707	394	464
PTPP net earnings (non-GAAP)	$2,763	$2,794	$2,941	$2,300	$2,566

Earnings per Share (EPS)
Weighted average common shares, diluted	3,145,017	3,139,179	3,125,249	3,119,058	3,117,680
EPS, diluted (GAAP)	$0.67	$0.72	$0.71	$0.50	$0.47
PTPP EPS, diluted (non-GAAP)	$0.88	$0.89	$0.94	$0.74	$0.82

Return on Average Assets (ROAA)
Average assets	$771,867	$731,681	$674,843	$635,127	$618,854
ROAA (GAAP)	1.09%	1.24%	1.32%	0.97%	0.96%
PTPP ROAA (non-GAAP)	1.43%	1.53%	1.74%	1.45%	1.66%

Return on Average Equity
Average equity	$64,636	$62,837	$60,704	$59,028	$57,679
ROAE (GAAP)	12.99%	14.40%	14.72%	10.44%	10.27%
PTPP ROAE (non-GAAP)	17.10%	17.79%	19.38%	15.59%	17.80%

Adjusted Average Loan Yield:
Net loans, excluding loans held for sale	$476,513	$470,488	$480,772	$476,661	$465,642
Less PPP loans	(27,554)	(54,563)	(78,625)	(66,774)	(82,412)
Adjusted net loans, excluding loans held for sale and PPP (non-GAAP)	$448,959	$415,925	$402,147	$409,887	$383,230

Average loans, excluding loans held for sale	$477,322	$483,587	$484,455	$477,570	$459,984
Less average PPP loans	(43,033)	(69,318)	(70,880)	(77,367)	(82,132)
Adjusted average loans, excluding loans held for sale and PPP (non-GAAP)	$434,289	$414,269	$413,575	$400,203	$377,852

Interest on loans, excluding loans held for sale	$5,708	$5,505	$5,699	$5,445	$5,000
Less interest income and earned fee income on PPP loans	(865)	(874)	(1,035)	(803)	(530)
Adjusted interest on loans, excluding loans held for sale and PPP (non-GAAP)	$4,843	$4,631	$4,664	$4,642	$4,470

Average loan yield, excluding loans held for sale (GAAP)	4.78%	4.55%	4.71%	4.56%	4.35%
Adjusted average loan yield, excluding loans held for sale and PPP (non-GAAP)	4.46%	4.47%	4.51%	4.64%	4.73%

Prime Meridian Holding Company and Subsidiary
Non-GAAP Measures and Ratio Reconciliation YTD Pre-Tax Pre-Provision Calculation (Unaudited)
(dollars in thousands except per share amounts)
	For the Nine Months Ended
	September 30, 2021	September 30, 2020
Net Income
Net earnings (GAAP)	$6,595	$2,917
Plus: (credit) provision for loan losses	(185)	2,484
Plus: income taxes	2,088	901
PTPP net earnings (non-GAAP)	$8,498	$6,302

Earnings per Share (EPS)
Weighted average common shares, diluted	3,134,236	3,139,256
EPS, diluted (GAAP)	$2.10	$0.92
PTPP EPS, diluted (non-GAAP)	$2.71	$2.01

Return on Average Assets (ROAA)
Average assets	$726,486	$582,054
ROAA (GAAP)	1.21%	0.67%
PTPP ROAA (non-GAAP)	1.56%	1.44%

Return on Average Equity (ROAE)
Average equity (GAAP)	$62,467	$56,834
ROAE (GAAP)	14.08%	6.84%
PTPP ROAE (non-GAAP)	18.14%	14.78%

CONTACT: Clint F. Weber, Chief Financial Officer and Executive Vice President
(850) 907-2300
Prime Meridian Holding Company
Website: www.primemeridianbank.com